EXHIBIT 1.1

Petrobras Energía Participaciones S.A.’s

Bylaws

Title One

CORPORATE NAME, DOMICILE, TERM OF DURATION AND PURPOSE

Section 1: The Company shall continue doing business under the name PETROBRAS ENERGÍA PARTICIPACIONES S.A., successively organized under the corporate names “PC HOLDINGS S.A.” and “Perez Companc S.A.”, and originally registered with the Public Registry of Commerce of the Federal Capital on January 6, 1999. The registered office of the Company is established in the Autonomous City of Buenos Aires, Capital City of the Argentine Republic. The Company may set up Branches, Agencies or any other kind of representative offices within the country or abroad by resolution of the Board of Directors.

Section 2: The term of duration of the Company is ninety-nine years from registration thereof with the Public Registry of Commerce, which term may be extended by resolution of a Shareholders´ Meeting.

Section 3: The purpose of the Company is to do business as an investment company, either on its own account, or on account of or in association with third parties, investing money in its own securities transactions and/or making capital contributions to firms or business and industrial companies either existing at present or to be organized in the future, in order to agree on any present or future business, acquire and sell shares, bonds and debentures, act as guarantor, provide sureties, guarantees and bonds in favor of third parties, and make financial transactions granting loans and payment facilities whether or not secured by a security interest in property, expressly excluding those activities prohibited under the Financial Entities Law. To such effect, the company has full legal capacity to acquire rights, incur obligations and perform any and all acts not prohibited by the laws or these By-laws.

Title Two

CORPORATE CAPITAL, SHARES, DEBENTURES AND NOTES

Section 4: The capital stock of the Company is six hundred twenty-seven million eight hundred forty-five thousand three hundred and ninety-nine Pesos (P$627,845,399) represented by 627,845,399 common, book-entry, Class “A” shares of a nominal value of one Peso (P$1) each, entitled to five (5) votes per share. In the event the Company is admitted to the public offering regime, changes in capital stock will be reflected in the Company’s balance sheets in accordance with the increases recorded with the Public Registry of Commerce, it being provided that the transcription of the pertinent amount may be omitted in these By-laws. In such event, the capital stock may be increased by resolution of a Regular Shareholders´ Meeting without any limitation whatsoever or the need to amend these By-laws.

Section 5: Shares may be: a) Common: of several classes entitled to one (1) up to five (5) votes per share, it being provided that common, class “A” shares to be issued shall be entitled to five (5) votes each, while common, class “B” shares to be issued shall be entitled to one (1) vote each; or b) Preferred: with or without voting rights, which may be issued with a preferential right to dividends, cumulative or not, and/or entitled to an additional share in net and earned profits, and may be entitled or not to a preferential right in capital reimbursement in the case of liquidation of the Company. As to preferred stock issued without any voting right per share, voting rights may be exercised as provided under Section 217, Law 19,550. It is provided that a default in payment of the preferred dividend will only be deemed to have occurred in the event that, there being distributable profits, such profits are not distributed. Likewise, preferred shares may be redeemable, fully or partially, under the provisions of Law 19,550 and pursuant to the terms and conditions stated at the time of issue. All shares to be issued may be registered, endorsable or non-endorsable, or in book-entry form, according to applicable law.

Section 6: Class “A” shares may be exchanged at any time for Class “B” shares on a one-for-one basis, at the request of any holder of Class “A” shares, which request shall be addressed to the Board of Directors, pursuant to the provisions hereunder; and no approval by a Shareholders´ Meeting shall be required unless such exchange is requested prior to the date on which the Company is authorized to make a public offering of its shares, in which event the relevant meeting shall be held and the relevant by-laws amendment shall be made in order to reflect Class “A” and Class “B” shares representing the capital stock as a result of such exchange. To that effect, the following procedure shall apply: (a) such holder shall send a notice to the Board of Directors including his/her full name, identity document number, principal place of business and registered domicile, number of Class “A” shares for the time being held by him/her, number of shares he/she wishes to exchange and any remaining Class “A” shares to be held by him/her upon consummation of the transaction, and such notice shall bear the signature of the holder certified by a notary public or bank. Such request shall constitute an irrevocable instruction for the Board of Directors to follow the procedure set forth under this Section until shares are exchanged, which exchange will be final; (b) In the event such request is submitted after a notice for a Shareholders´ Meeting has been published, the same shall be dealt with subsequently to such meeting; (c) the Board of Directors shall meet within three (3) business days after receipt of such exchange request and shall issue a resolution thereon; and in the event the capital stock has been admitted for listing on any stock exchanges or securities markets, it shall give notice of such exchange to the “Comisión Nacional de Valores” (National Securities Commission), “Bolsa de Comercio de Buenos Aires” (Buenos Aires Stock Exchange) and any other relevant securities markets, requesting the pertinent authorization for public offering and listing, respectively; (d) The Board of Directors shall proceed to update the Register of Shares, in the event such register is kept by the Company, or shall give notice to that effect to the bank or securities depository entity in charge of registration. In the event such exchange is requested prior to the date on which the Company is authorized to make a public offering of its shares, the relevant meeting shall be held and the By-laws amendment shall be made before the exchange and recorded in the Company’s Register of Shares. Such meeting shall be convened by the Board of Directors within three (3) business days after receipt of such exchange request.

Section 7: In the event any registered shares are issued, shares and certificates to be issued shall include references to Section 211, Law 19,550. Share certificates representing more than one (1) share may be issued. Such certificates shall bear the signature of the Chairman and/or a Director and a Member of the Statutory Audit Committee. In the event any book-entry shares are issued, such shares shall be entered in accounts maintained on behalf of the holders thereof in the Company´s Register of Shares kept by the Company or authorized commercial banks, investment banks or securities depository entities, as the Board of Directors may determine. In the event of default in payment of any subscribed shares, the Board of Directors is hereby authorized to proceed in any manner provided for under Section 193, Law 19,550.

Section 8: The Company may issue within the country or abroad and in any currencies to be provided, bonds, debentures and notes, whether secured or not by a special or floating security interest in property, convertible or non-convertible, subject to the provisions in force. The resolution regarding the issue shall include the amount and conditions of issue, guarantees to be granted, term and conditions of payment and other circumstances related to the issuance agreement. The securities shall be issued and subscribed as provided by the applicable rules.

Title Three

MANAGEMENT AND REPRESENTATION

Section 9: The Company shall be managed by a Board of Directors made up by such number of Directors as determined by the Meeting, which number shall be at least six (6) and not more than nineteen (19) members. Directors shall hold office for two (2) fiscal years and half the Board of Directors shall be renewed each year. For the purposes of applying this new system to the Board of Directors, the Board of Directors holding office as of October 23, 1999 shall be deemed to be the first Board of Directors to which this system shall apply and consequently shall be deemed a transitional Board between the existing system and the new one provided for hereunder. The first half of such first Board of Directors shall be renewed upon holding of the Meeting at which Directors for fiscal year commencing January 1, 2001 are appointed. The second half of such first Board of Directors shall be renewed in the following year, that is, upon holding of the Meeting at which Directors for fiscal year commencing January 1, 2002 are appointed. Therefore, such second half of the transitional Board shall hold office for a total of three fiscal years, that is, the then current year at the time of establishing this new system in addition to the two fiscal years corresponding to the directors´ term of office pursuant to the system hereunder. Should an increase in the number of Directors be decided at the Meeting, such Meeting shall determine the Directors to be replaced upon renewal of half the Board. The Meeting may appoint alternate members for the Board in an equal or lower number than regular members and for the same term so as to fill any vacancy that may occur, in the order of their appointment. Upon completion of their term of office, regular and alternate Directors shall hold office until the election of their successors. At Meetings called to elect Board members, any shareholder or group of shareholders holding more than five per cent (5%) of the capital stock may request the Company to disclose to the shareholders the nominees such shareholder or group of shareholders shall propose to the Meeting for their election. The nominees lists shall be furnished to the Company at least 7 (seven) days before the date on which the Meeting is to be held, and upon reception thereof, the Meeting shall disclose the same to the shareholders. In the case of depository banks holding shares registered in their name, this rule shall apply to the beneficial owners. Likewise, the Board of Directors may nominate Directors for election by the Meeting, whose names shall be notified to all shareholders together with the lists proposed by the shareholders first mentioned. The beforementioned rules shall not preclude any shareholder present at the Meeting from nominating directors not included in the proposals distributed by the Board. No proposal for election of Directors may be made prior to or during the Meeting, unless the Company receives from the proposed nominees written evidence of acceptance of office. The election of Directors shall be made by means of a list provided the same is not objected by any shareholder; otherwise, the election shall be made on an individual basis. The successful list or person, as the case may be, shall be that getting the absolute majority of the votes present at the Meeting; in the event no list gets such majority, a new voting shall be held on the two (2) lists or persons with the highest number of votes and the list or person getting the absolute majority of the votes present thereat shall be deemed elected. At their first meeting, Directors shall appoint a Chairman and a Vice-Chairman. In case the Chairman is absent or disabled, he shall be replaced by the Vice-Chairman and if the latter is absent or disabled, he shall be replaced by two directors appointed by the remaining directors. The Board of Directors shall hold a meeting with the majority of its members present at the meeting whether in person or communicated among themselves using other means of simultaneous sound, image or word transmission, called video- teleconference and shall adopt resolutions by the majority of the votes present thereat, including remote participants, or, in the event any members of the Board refrain from voting on account of having an interest contrary to the Company´s interest, the Board shall adopt resolutions by a majority of the members who did not refrain from voting for such reason. Participation and vote of remote participants as well as all transmission data shall be registered in the minutes of the meetings. A copy of the text of the minutes shall be signed by the director remotely participating and shall send the same to the Board by fax. All this shall be entered on the Book of Minutes of Meetings. The transmission shall imply signing of the minutes of the meeting by the director remotely participating. The Statutory Audit Committee shall give evidence of the regular character of the decisions adopted. The Board shall meet at least once every three months at any place in the Republic of Argentina or in a foreign country, provided, however that the Chairman or his/her substitute may call a Board of Directors´ Meeting when he/she may deem necessary. The Notice of Meeting made by the Chairman or his/her substitute shall expressly state the place in the Republic of Argentina or in a foreign country where the meeting is to be held. In addition, the Chairman or his/her substitute shall call a Board of Directors´ meeting whenever any Director may so require. The Board of Directors´ meeting shall be called by the Chairman or his/her substitute, upon a prior five (5) day written notice. The compensation of the Board of Directors shall be fixed by the Meeting, which compensation may be charged to overhead for the year or determined pursuant to the provisions of section 16, paragraph b) of these By-laws, all without prejudice to the provisions of section 261 of Law N. 19,550 (Restated Text, Decree 841/84).

Section 9 bis: The Company shall have an Audit Committee composed by three regular directors and an equal or lower number of alternate members who shall be appointed by the Board of Directors from among its members. Directors having sufficient experience and ability in financial, accounting or business matters may be members of the Committee. All members or at least the majority of its members, as determined by the Board, shall be independent, under the pertinent standards provided in the National Securities Commission (CNV) Regulations. The Audit Committee may adopt its own internal regulations. The provisions hereof in connection with the performance of the Board of Directors and the regulations applicable thereto shall apply to the Committee’s discussions, books of minutes and meetings. The remaining members of the Board of Directors and the Statutory Auditors may attend the Committee’s meeting without the right to vote. The Committee, based on a well-founded resolution, may exclude them from the meetings. The Audit Committee shall have those powers and duties provided for in Section 15 of Executive Order 677/2001 and in General Resolution No. 400/2002 issued by the National Securities Commission, added to Chapter III of the National Securities Commission Regulations and such other powers and duties as may be from time to time determined. The Committee shall prepare an annual plan for each year and report the same to the Board of Directors and the Statutory Audit Committee. The remaining directors, statutory auditors, managers and external auditors shall be bound, at the Committee’s request, to attend the Committee’s meetings, assist the Committee and provide it with access to available information. The Audit Committee may request advisory services from counsels or other independent experts and retain them for the account of the Company in line with the budget assigned to it by the Shareholders’ Meeting. The Shareholders’ Meeting may delegate to the Board of Directors the responsibility for drawing up the Committee’s budget. Once the members of the Audit Committee have been appointed and prior to performing functions, the Board of Directors shall establish the pertinent training program, as applicable.

Section 10: Each Director shall deposit as security for his/her performance the amount of five hundred pesos (P$500) in cash or public bonds. The amount deposited shall be reimbursed one year after the last Meeting at which his/her office ends, if not reelected. This provision shall remain in force notwithstanding his/her termination, resignation or removal from office.

Section 11: The Board of Directors shall have full powers to manage and dispose of property, including those for which the Law requires special powers pursuant to section 1881 of the Civil Code and section 9 of Decree Law N. 5965/63. Thus, the Board may perform, on behalf of the Company, any kind of legal acts in furtherance of the corporate purpose, such as: operate with Banco de la Nación Argentina, Banco de la Provincia de Buenos Aires and other official or private credit institutions; set up agencies, branches or any other kind of representative offices within the country or abroad; grant one or more persons powers of attorney even to bring criminal actions, or extrajudicial powers with the purpose and scope deemed convenient. The legal representation of the Company shall be vested in the Chairman of the Board or in the Vice-Chairman in case of absence, removal or resignation of the Chairman. In case the Chairman and the Vice-Chairman are absent, the legal representation shall be vested in any other two members of the Board or in two or more attorneys-in-fact, whether Directors of the Company or not, who shall be appointed by the Board of Directors under a Notarial Deed in order to act as such. Notwithstanding the aforesaid, the representation of the Company in legal proceedings shall be vested in the Director or Directors, or the special attorneys-in-fact appointed by the Board of Directors for such purpose, who shall have broad powers theretofore and also to file and answer interrogatories on behalf of the Company, and the relevant power of attorneys may be substituted if so resolved by the Board of Directors.

Title Four

SUPERVISION

Section 12: The supervision of the Company shall be vested in a Statutory Audit Committee composed by three regular and three alternate statutory auditors appointed by the Regular Shareholders´ Meeting. They shall hold office for the term of one year, notwithstanding their re-election, and shall hold office until their substitution. The provisional or final vacancies occurred as well as any inability occurring after the appointment of the regular members, shall be filled by the alternate members in the order of their appointment by the Regular Shareholders’ Meeting. The President of the Committee shall be elected out of the regular members. Upon notice of the Committee´s meeting to its members, the Statutory Audit Committee shall constitute quorum with the presence of any two of them, and shall adopt resolutions by a majority of votes, notwithstanding the rights, powers and duties granted to the dissenting statutory auditor by Law 19,550, Section 290. The requirements, inabilities and incompatibilities under sections 285 and 286 of Law N. 19,550 shall apply for those members appointed. The

Committee shall have any and all powers and duties contemplated under Law 19,550. To such effect, the Statutory Audit Committee shall be required to meet at least once every quarter, or whenever a member so requires, and the meetings held and decisions made shall be recorded in a Book of Minutes. The members of the Statutory Audit Committee shall have such compensation as determined at the Meeting, which compensation may be charged to overhead for the year in which they hold office or according to the provisions set forth in section 16, paragraph b), of these Bylaws.

Title Five

MEETINGS

Section 13: Any and all Shareholders´ Meetings may be convened simultaneously on first and second call, provided it is so authorized under the rules and legal provisions in force. Notice of the Shareholders´ Meeting shall be published, both on first and second call, in the manner and as provided for under Law 19,550, Section 237, and in the event the shares of the Company are admitted to the public offering regime, the relevant notice shall be also published in the official bulletins of stock exchanges and securities markets of the country where the Company’s shares are listed, all in conformity with the applicable law. As for the latter case, the Board of Directors may hire the services of firms specialized in communications with shareholders, and resort to any other means of communication to make them aware of the Boards’ points of view on the items to be brought before any Meetings to be called.

Section 14: Each common or preferred share shall be entitled to vote according to the provisions herein stated and to those provided for in section 217 of Decree Law N. 19,550 for preferred shares.

Section 15: The quorum and majorities provided for under Law 19,550, Sections 243 and 244 shall apply, according to the type of meeting, notice and business thereof, except for the quorum of the special meeting on second call which shall be deemed constituted irrespective of the number of shares entitled to vote present thereat, except for the special cases provided for by Law 19,550, Section 244 and notwithstanding the provisions contemplated in the last paragraph of Section Eighteen hereof in relation to the amendment of the provision related to the reimbursement of shares in the event of voluntary withdrawal from public offering. Likewise, whenever the Meeting is to adopt a resolution affecting the rights of a class of shares, the consent or acknowledgement of such class shall be required for such purpose, and the same shall be given at a special meeting subject to the rules applicable to regular meetings. Particularly, the consent of the special meeting of Class “A” shares shall be required in all cases for the adoption of any resolution with respect to the Company`s transformation, merger, spin off and transfer of its domicile to a foreign country. Likewise, in the event the Company decides to dispose of Perez Companc S.A.´s shares granting control over more than fifty per cent (50%) of Perez Companc S.A.´s capital stock and votes, such decision shall be adopted by resolution of the Company´s Shareholders´ Meeting. In such case, the majority for special cases set forth in the last paragraph of Section 244, Law 19,550, shall apply.

Title Six

FINANCIAL STATEMENTS AND DISTRIBUTION OF PROFITS

Section 16: The fiscal year shall end on December 31 of each year. The Financial Statements shall be prepared as of said date pursuant to the provisions in force and the technical rules related thereto. The Meeting may change the closing date of the year and for such purpose it shall register the relevant resolution with the Public Registry of Commerce and give notice thereof to the supervisory body. Net and earned profits shall be allocated as follows: a) Five per cent (5%) up to twenty per cent (20%) of the subscribed capital to the legal reserve fund; b) To compensation of the Board of Directors and the Statutory Audit Committee. c) To dividends of preferred shares, if any, with priority to unpaid cumulative dividends, and to dividends of common shares, or to optional reserve fund, or other reserve funds, or to a new account, or as determined at the Meeting. Dividends shall be paid pro rata to the respective paid-in capital within the year of their declaration.

Title Seven

LIQUIDATION

Section 17: The liquidation of the Company may be made by the Board of Directors or by such liquidator or liquidators as appointed by the Meeting and under the Statutory Audit Committee’s control. Once liabilities and liquidation expenses have been paid, the remainder shall be distributed as follows: a) The amount of any preferred shares issued shall be reimbursed at its paid-in, nominal value; b) The amount of common shares shall be reimbursed at their paid-in, nominal value; c) Cumulative dividends in arrears of preferred shares shall be paid, and d) The remaining balance shall be distributed pro rata among all holders of common shares and in proportion to their paid-in capital and among holders of preferred shares pursuant to the conditions agreed upon.

Title Eight

PUBLIC OFFERING

Section Eighteen: The provisions under this Section Eighteen shall apply only from the date the Company is authorized by the “Comisión Nacional de Valores” to make public offering of its shares. Therefore, whenever a shareholder or group of shareholders holding a majority of Class “A” shares intends to purchase Class “B” shares in the Company, it shall publicly notify such intention at least five (5) days before commencement of the acquisition process, with indication of the maximum amount of shares to be then purchased and the purchase term which may not exceed 90 days, it being understood that such information shall not imply the obligation to purchase the maximum amount reported or to inform on the result of such acquisition process. The information to be supplied pursuant to this Section Eighteen shall be published for one (1) day in the bulletins of the stock exchanges and securities markets of the country where the Company’s shares are listed. Likewise, any person who, directly or indirectly, or any group of persons who, by mutual agreement or otherwise, purchases class “B” shares in the Company or any kind of securities of the Company convertible into class “B” shares (and the term “securities” shall include, without limitation, debentures, notes and coupons) giving control over at least three per cent (3%) of the Company´s shares, shall, within three (3) days from the purchase date, inform the Company in such respect, without prejudice to meeting any additional requirements imposed by capital market rules in such respect. Such information shall also include the transaction date, price, class and number of shares purchased and the total voting rights and, in addition, the purpose of the purchase and the intention of the natural or artificial persons holding a direct or indirect equity interest therein (including, without limitation, stating whether they intend to purchase a higher interest or a majority interest). Should purchaser be a group of persons, all members of the group must be identified. The information herein required shall be also supplied in connection with any subsequent purchase by which at least an additional three per cent (3%) of the Company´s shares is acquired. Shares and securities acquired in violation of the preceding paragraphs of this Section Eighteen shall not be entitled to vote or receive dividends or any other distribution made by the Company and shall not be computed for quorum purposes at any Shareholders´ meeting. Whenever the Company has been authorized by the “Comisión Nacional de Valores” to make public offering of its shares, in the event class “A” shares are transferred in an inter vivos act, including enforcement of guaranties, attachments and any other judicial execution or seizure, to a person not registered as of the date on which the Company has been authorized to make public offering of its shares as holder of class “A” shares in the Register of Shares, such class “A” shares so transferred shall be mandatorily and automatically converted into class “B” shares, on a one-for-one basis. The following shall be excluded from such mandatory and automatic conversion: (i) transfers made under succession proceedings or inheritance rights to the respective heirs of a holder of class “A” shares (provided the same are spouses, ancestors, descendents and/or any collateral relative), and (ii) transfers made to artificial persons, trusts or funds fully owned, directly or indirectly, by holders of class “A” shares provided such direct or indirect full ownership of any such artificial persons, trusts or funds remains in the shareholders directly or indirectly holding class “A” shares immediately before the transfer of shares to such artificial persons, trusts or funds or in their respective heirs. Any transferor of any class “A” shares and any related transferee thereof shall be required to give notice of such transfer to the Company no later than 3 days thereafter. The Company (and any person authorized to keep the Company’s Register of Shares) shall register the mandatory and automatic conversion referred to hereunder at such time as the Company or any such registrar shall become aware of any such transfer of class “A” shares, even if the beforementioned notice is not received. The Company shall give notice of the conversion to the Comisión Nacional de Valores, the Bolsa de Comercio de Buenos Aires and any other applicable securities market, so that the same may grant authorization for public offering and listing, respectively, as applicable. For the purposes of this Section Eighteen, the term “indirectly” shall include any company controlling, controlled by, or under the common control with, the purchaser and any other person acting jointly with purchaser; in addition, such term shall apply to shareholdings held by any person through trusts, American Depositary Shares (“ADS”), American Depositary Receipts (“ADR”) or the like. In the event the Company decides by resolution of the Shareholders’ Meeting to voluntarily withdraw any of its classes of shares from public offering or listing, the Company shall reimburse shares corresponding to the shareholders who voted against the decision and to the shareholders who were absent at such meeting according to the provisions set forth in the applicable laws for the exercise of the right of withdrawal, but the value for reimbursement of such shares shall be, at least, the highest between: (i) the average closing seller’s price in the Bolsa de Comercio de Buenos Aires during the full calendar 12-month period immediately preceding the date on which the Company’s Board of Directors decides to call a meeting to consider the corresponding voluntary withdrawal from public offering or listing, or (ii) the value provided for by the applicable law for reimbursement of shares in respect of which the corresponding right of withdrawal has been exercised. The provisions of this paragraph relative to reimbursement of shares in the event of withdrawal from public offering may only be amended by means of a resolution adopted at a meeting by the unanimous vote of the Company´s shareholders.

Section 19: The Company is not Subject to the Optional Statutory System for Binding Public Offering.

AMENDMENTS TO THE BYLAWS

A) Deed evidencing the ARTICLES OF INCORPORATION OF THE COMPANY under its former corporate name, dated December 21, 1998, entered on folio 13699 of Notarial Register 282 of the Federal Capital, registered on January 6, 1999 under number 265, Book 4 of Stock Corporations.

B) AMENDMENT TO BYLAWS evidenced by deed dated October 26, 1999 and supplementary deed dated November 2, 1999, entered on folios 6355 and 6557, respectively, of the beforementioned Notarial Register 282, registered with the Superintendency of Bodies Corporate on November 4, 1999, under number 16283, Book 7 of Stock Corporations.

C) AMENDMENT TO BYLAWS evidenced by deed dated May 19, 2000, entered on folio 1589 of the beforementioned Notarial Register 282, registered with the Superintendency of Bodies Corporate on July 6, 2000, under number 9534, Book 11 of Stock Corporations.

D) AMENDMENT TO BYLAWS and change of corporate name for the current name, evidenced by deed dated June 13, 2000, entered on folio 2001 of the beforementioned Notarial Register 282, registered with the Superintendency of Bodies Corporate on July 31, 2000 under number 11102, Book 12 of Stock Corporations.

E) AMENDMENT TO BYLAWS, evidenced by deed dated September 22, 2000, entered on folio 3879 of the beforementioned Notarial Register 282, registered with the Superintendency of Bodies Corporate on October 26, 2000 under number 16086, Book 13 of Stock Corporations.

F) AMENDMENT TO BYLAWS, evidenced by deed dated June 27, 2002, entered on folio 3879 of the beforementioned Notarial Register 282, registered with the Superintendency of Bodies Corporate on October 26, 2000 under number 16086, Book 13 of Stock Corporations.

G) AMENDMENT TO BYLAWS, evidenced by deed dated January 13, 2003, entered on folio 21 of the beforementioned Notarial Register 282, registered with the Superintendency of Bodies Corporate on February 14, 2003, under number 2172 , Book 20 of Stock Corporations.

H) AMENDMENT TO BYLAWS AND CHANGE OF CORPORATE NAME for the current name, evidenced by deed dated May 21, 2003, entered on folio 589 of the beforementioned Notarial Register 282, registered with the Superintendency of Bodies Corporate on July 4, 2003, under number 9190 , Book 22 of Stock Corporations.

I) AMENDMENT TO BYLAWS, evidenced by deed dated July 22, 2003, entered on folio 951 of the beforementioned Notarial Register 282, registered with the Superintendency of Bodies Corporate on August 22, 2003 under number 11893, Book 22 of Stock Corporations.

J) AMENDMENT TO BYLAWS, evidenced by deed dated April 1, 2004, entered on folio 429 of Notarial Register 282, registered with the Superintendency of Bodies Corporate on June 23, 2004 under number 7632, Book 25 of Stock Corporations.

10